Exhibit 99.2
RENEWAL AND TRANSITION SUPPLEMENTAL OPERATING AND FINANCIAL DATA SECOND QUARTER 2025

LEADERSHIP

WENDY SIMPSON	Executive Chairman
PAM KESSLER	Co-President and Co-CEO
CLINT MALIN	Co-President and Co-CEO
CECE CHIKHALE	EVP, Chief Financial Officer, Treasurer and Secretary
DAVID BOITANO	EVP, Chief Investment Officer
GIBSON SATTERWHITE	EVP, Asset Management
MIKE BOWDEN	SVP, Investments
MANDI HOGAN	SVP, Marketing

BOARD OF DIRECTORS

WENDY SIMPSON	Executive Chairman
CORNELIA CHENG	Sustainability and Corporate Responsibility Committee Chairman
DAVID GRUBER	Investment Committee Chairman
JEFFREY HAWKEN	Compensation Committee Chairman
BRADLEY PREBER	Audit Committee Chairman
TIMOTHY TRICHE, MD	Lead Independent Director and Nominating & Corporate Governance Committee Chairman

ANALYSTS

JUAN SANABRIA	BMO Capital Markets Corp.
AARON HECHT	Citizens Bank
OMOTAYO OKUSANYA	Deutsche Bank Securities Inc.
JOE DICKSTEIN	Jefferies LLC
AUSTIN WURSCHMIDT	KeyBanc Capital Markets, Inc.
MICHAEL CARROLL	RBC Capital Markets Corp.
JAY KORNREICH	Wedbush
JOHN KILICHOWSKI	Wells Fargo Securities, LLC

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

TABLE OF CONTENTS

INVESTMENTS 3
- Seniors Housing Operating Portfolio ("SHOP") Conversions & Investments
- Mortgage Loans
- Joint Ventures
- Purchase Options

PORTFOLIO 7
- Overview
- Diversification - Geography
- Seniors Housing Operating Portfolio ("SHOP") Diversification
- Real Estate Investments (Excluding SHOP) Diversification - Operators
- Real Estate Investments (Excluding SHOP) - Maturity
- Real Estate Investments (Excluding SHOP) - Metrics

FINANCIAL 16
- Enterprise Value
- Debt Metrics
- Debt Maturity
- Financial Data Summary
- Consolidated Statements of Income
- Consolidated Balance Sheets
- Funds from Operations

GLOSSARY 27

FORWARD-LOOKING STATEMENTS AND NON-GAAP INFORMATION 29

CONTACT INFORMATION

LTC PROPERTIES, INC.
3011 Townsgate Road,
Suite 220
Westlake Village, CA 91361
805-981-8655
www.LTCreit.com

TRANSFER AGENT
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
866-708-5586

2Q 2025 SUPPLEMENTAL REPORT 2

2Q 2025 SUPPLEMENTAL REPORT INVESTMENTS I 3 SENIORS HOUSING OPERATING PORTFOLIO (“SHOP”) – CONVERSIONS AND INVESTMENTS (DOLLAR AMOUNTS IN THOUSANDS) Portfolio as of June 30, 2025  13 properties with a total of 832 units in six states (CA, CO, KS, IL, OH and WI) and a gross book value of $174,847  Cooperative triple-net conversions with Anthem and New Perspective during 2Q 2025  2Q 2025 SHOP NOI of $2,531, which represents two months from 12 properties operated by Anthem and partial month of June for one property operated by New Perspective, at an average combined occupancy for the total SHOP segment of 81%  2025 Same store NOI guidance for eight months of 2025 of $9,400 - $10,300 Recent Investment  Purchased a 67-unit seniors housing community in CA for $35,200 in July 2025  Entered into a management agreement with an affiliate of Discovery Senior Living  Anticipated year-one yield of 7% Investment Pipeline  Approximately $320,000 of investments expected to close in next 60 days  $60,000 represents an 8.25% five-year mortgage loan (Non-SHOP)  $260,000 represents SHOP investments at an anticipated year-one yield of 7%  Upon closing these transactions, our SHOP segment will represent nearly 20% of our total portfolio  Approximate gross book value: $475,000  Five operators (Three new to LTC)

REAL ESTATE – INVESTMENTS

(DOLLAR AMOUNTS IN THOUSANDS)

MORTGAGE LOANS

DATE	# OF PROPERTIES	PROPERTY TYPE	# UNITS/ BEDS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	ORIGINATION	INITIAL INVESTMENT	INITIAL ADDITIONAL COMMITMENT
Jan-2024	1	UDP - SH	85 units	Lansing, MI	Encore Senior Living	Sep-2026	8.75%	$ 19,500	$ 2,940	$ 16,560
Jul-2024	1	UDP - SH	116 units	Loves Park, IL	Encore Senior Living	Jul-2030	9.00%	26,120	—	26,120
	2		201 units					$ 45,620 (1)	$ 2,940	$ 42,680 (1)
May-2025	1	SH	250 units	Summerfield, FL	Momentum Senior Living	May-2030	8.50%	$ 42,300	$ 38,350	$ 3,950 (2)

(1) Represents mortgage loans commitment to construct seniors housing communities and to fund working capital and interest reserves. The borrowers contribute equity, which initially funds the construction. Once all of the borrower's equity has been drawn, we fund the additional commitment.

(2) The initial additional commitment includes interest reserve of $2,000 and additional loan proceeds of $1,950 which are available between June 2026 and November 2027, based on debt service coverage.

MORTGAGE LOANS FUNDING

ESTIMATED INTEREST INCEPTION DATE	LOCATION	INVESTMENT COMMITMENT	2Q25 FUNDING	TOTAL FUNDED TO DATE	REMAINING COMMITMENT
1Q24 (1)	Lansing, MI	$ 19,500	$ 1,121	$ 15,794	$ 3,706
3Q25 (2)	Loves Park, IL	26,120	—	—	26,120
2Q25	Summerfield, FL	2,000	145	145	1,855
		$ 47,620	$ 1,266	$ 15,939	$ 31,681

(1) Began funding in 1Q24 under this construction loan commitment which was originated in July 2023. The borrower contributed $12,100 of equity at commencement, which was used to initially fund the construction. The interest only loan term is approximately three years, and includes two, one-year extensions, each of which is contingent to certain coverage thresholds.

(2) The borrower contributes $12,300 of equity, which will initially fund the construction. Once all of the borrower's equity has been drawn, expected in 3Q25, we will begin funding the commitment. The loan term is approximately six years at a current rate of 9.0% and IRR of 9.5%.

2Q 2025 SUPPLEMENTAL REPORT

INVESTMENTS I 4

REAL ESTATE – JOINT VENTURES - CURRENT INVESTMENTS HELD
(DOLLAR AMOUNTS IN THOUSANDS)

UNCONSOLIDATED JOINT VENTURES

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS/BEDS	LOCATION	OPERATOR	INVESTMENT TYPE	RETURN	INVESTMENT COMMITMENT	2Q25 FUNDING	TOTAL FUNDED TO DATE	REMAINING COMMITMENT
2020	1	SH	109 units	Arlington, WA	Fields Senior Living	Preferred Equity	9.00% (1)	$ 6,340	$ —	$ 6,340	$ —
2024	1	SNF/SH	104 beds	Katy, TX	Ignite Medical Resorts	Senior Loan	9.15% (2)	12,700	191	11,453	1,247
	2		109 units/104 beds					$ 19,040	$ 191	$ 17,793	$ 1,247

(1) The initial cash rate is 7.00% increasing to 9.00% in year-four until the IRR is 8.00%. After achieving an 8.00% IRR, the cash rate drops to 8.00% with an IRR ranging between of 12.00% and 14.00% depending upon timing of redemption. Our investment represents 15.50% of the total investment. We have the option to require the JV partner to purchase our preferred equity interest at any time between August 17, 2031 and December 31, 2036.

(2) Represents a mortgage loan accounted for as an unconsolidated JV in accordance with GAAP. The five-year mortgage loan is interest only.

CONSOLIDATED JOINT VENTURES

INVESTMENT YEAR	PROPERTY TYPE	# OF PROPERTIES	# OF UNITS/BEDS	LOCATION	OPERATOR	GAAP ACCOUNTING	TOTAL JOINT VENTURES COMMITMENT	NON-CONTROLLING INTEREST CONTRIBUTION	LTC CONTRIBUTION	LTC %
2022	SNF	3	299 beds	Various cities in FL	PruittHealth	Financing Receivable[1]	$ 76,801	$ 14,325	$ 62,476	81%
2023	SH	11	523 units	Various cities in NC	ALG Senior	Financing Receivable[1]	121,419	2,916	118,503	98%
2023	SH	1	242 units	Centerville, OH	Encore Senior Living	Owned Real Estate	56,388	9,134	47,254	84%
2024	SH	13	523 units	Various cities in NC & SC	ALG Senior	Financing Receivable[2]	122,460	58,010	64,450	53%
2024	SH	4	217 units	Various cities in NC	ALG Senior	Financing Receivable[2]	41,000	3,015	37,985	93%
		32	1,505 units/299 beds				$ 418,068	$ 87,400	$ 330,668	

(1) We entered into these JVs to purchase seniors housing and health care properties. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets*.

(2) We entered into two JVs with an affiliate of ALG Senior to purchase 17 seniors housing communities and a parcel of land, which we previously held three mortgage loans receivable due from affiliates of ALG Senior. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets*.

2Q 2025 SUPPLEMENTAL REPORT INVESTMENTS I 5

REAL ESTATE – PURCHASE OPTIONS

(DOLLAR AMOUNTS IN THOUSANDS)

OPTION WINDOW	OPERATOR	STATE	# OF PROPERTIES	PROPERTY TYPE	AVERAGE AGE IN YEARS	CONSOLIDATED GROSS INVESTMENTS	NON-CONTROLLING INTEREST	LTC PORTION OF GROSS INVESTMENTS	LTC PORTION OF ANNUALIZED NOI
2024-2028 (1)	ALG Senior	North Carolina	4	SH	5.7	$ 41,000	$ 3,015	$ 37,985	$ 2,973
2024-2028 (1)	ALG Senior	North Carolina, South Carolina	13	SH	24.6	122,460	58,010	64,450	8,878
2025 (2)	Community Living Centers	Tennessee	2	SNF	11.5	5,275	—	5,275	1,030
2025-2027 (3)	PruittHealth	Florida	3	SNF	6.2	76,559	14,325	62,234	5,951
2025-2029 (4)	ALG Senior	North Carolina	11	SH	20.3	121,419	2,916	118,503	9,106
2026	Mainstay Senior Living	South Carolina	1	SH	26.5	11,680	—	11,680	— (5)
2027	Legacy Senior Living	Georgia, South Carolina	2	SH	9.5	32,361	—	32,361	1,440 (5)
2027-2029	Oxford Senior Living	Oklahoma	4	SH	28.8	9,052	—	9,052	984
2027-2029 (6)	Ignite Medical Resorts	Texas	4	SNF	8.0	52,726	—	52,726	4,580
2029	Brookdale Senior Living	Colorado, Kansas, Ohio, Texas	17	SH	13.4	65,403	—	65,403	10,077
2029	Navion Senior Solutions	North Carolina	5	SH	27.5	15,239	—	15,239	3,492
		Total	66			$ 553,174	$ 78,266	$ 474,908	$ 48,511

(1) We entered into two JVs with an affiliate of ALG Senior to purchase 17 seniors housing communities and a parcel of land, which we previously held three mortgage loans receivable due from affiliates of ALG Senior. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets*.

(2) In 1Q25, a master lease covering two skilled nursing centers in Tennessee that was scheduled to mature in December 2025, was amended extending the maturity to December 31, 2026. Additionally, the master lease purchase option window which expired on December 31, 2024, was extended for another year to December 31, 2025. Subsequent to June 30, 2025, the operator provided notice of its intent to exercise its purchase option.

(3) These properties were acquired through a sale-leaseback transaction, subject to a lease agreement that contains a purchase option. In accordance with GAAP, the purchased properties are presented as a financing receivable on our *Consolidated Balance Sheets*.

(4) The operator has the option to buy the properties in multiple tranches and in serial closings approved by us, with an exit IRR of 9.0% on any portion of the properties being purchased. In accordance with GAAP, these properties are presented as a financing receivable on our *Consolidated Balance Sheets*.

(5) The rent for these leases is based on mutually agreed upon fair market rent.

(6) The master lease allows the operator to elect either an earn-out payment or purchase option. If neither option is elected within the timeframe defined in the lease, both elections are terminated.

2Q 2025 SUPPLEMENTAL REPORT

INVESTMENTS | 6

PORTFOLIO OVERVIEW
(AS OF JUNE 30, 2025, DOLLAR AMOUNTS IN THOUSANDS)

BY INVESTMENT TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT	TRAILING TWELVE MONTHS ENDED JUNE 30, 2025 NOI [(1)]	% OF NOI	INCOME STATEMENT LINE
Owned Portfolio						
Triple-Net Portfolio ("NNN")	108	$ 1,154,836	54.8%	$ 105,586	57.4%	Rental Income
Seniors Housing Operating Portfolio ("SHOP")	13	174,847	8.3%	2,531 [(2)]	1.4%	Resident fees & services, net of Property operating expense
Owned Portfolio	121	1,329,683	63.1%	108,117	58.8%	
Owned Properties accounted for as Financing Receivables[(3)]	31	361,438	17.1%	28,089	15.3%	Interest Income from Financing Receivables
Mortgage Loans	28	356,815 [(4)]	16.9% [(4)]	37,242	20.3%	Interest Income from Mortgage Loans
Notes Receivable	6	44,135	2.1%	4,852	2.6%	Interest and Other Income
Unconsolidated Joint Ventures	2	17,793	0.8%	5,499	3.0%	Income from Unconsolidated Joint Ventures
Total	188	$ 2,109,864	100.0%	$ 183,799	100.0%	

BY PROPERTY TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT
Seniors Housing			
Triple-Net Portfolio ("NNN")	98	963,952	45.7%
Seniors Housing Operating Portfolio ("SHOP")	13	174,847	8.3%
Seniors Housing	111	1,138,799	54.0%
Skilled Nursing	76	959,060	45.4%
Other[(5)]	1	12,005	0.6%
Total	188	$ 2,109,864	100.0%

(1) See Trailing Twelve Months NOI definition in the Glossary.

(2) Represents the 13 properties, with a total of 832 units, that converted from under Anthem's and New Perspective's triple-net leases into SHOP. Trailing twelve months NOI from these portfolios, which includes their SHOP NOI and triple-net rental income that was excluded from the triple-net portfolio rental income above, was $13,259 as of June 30, 2025. See Trailing Twelve Months NOI definition in the Glossary.

(3) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets* and the rental income received is required to be presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(4) Mortgage loans include short-term loans of $102,245 or 4.8% of gross investment and long-term loans (Prestige) of $254,570 or 12.1% of gross investment. The weighted average maturity for our mortgage loans portfolio and long-term mortgage loans (Prestige) at June 30, 2025 is 14.2 years and 18.8 years, respectively.

(5) Includes one behavioral health care hospital and three parcels for land held-for-use.

LONG-TERM INVESTMENTS include our Owned Portfolio, Owned Properties accounted for as Financing Receivables and Long-Term Mortgage Loans (Prestige) which represent 92% of our Gross Investments.

SHORT-TERM INVESTMENTS represent investment durations shorter than 10 years and include our Notes Receivable, Unconsolidated Joint Ventures and Short-Term Mortgage Loans which represent 8% of our Gross Investments.

29 Operators

25 States

188 Properties


Long-Term Investments 92%
Short-Term Investments, 8%

2Q 2025 SUPPLEMENTAL REPORT
PORTFOLIO I 7

PORTFOLIO OVERVIEW – DETAIL
(AS OF JUNE 30, 2025, DOLLAR AMOUNTS IN THOUSANDS)

OWNED PROPERTIES - NNN	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	RENTAL INCOME[1] (TRAILING TWELVE MONTHS ENDED JUNE 30, 2025)	% OF TOTAL NOI (TRAILING TWELVE MONTHS ENDED JUNE 30, 2025)
Seniors Housing	57	$ 544,031	25.8%	$ 40,356	22.0%
Skilled Nursing	50	598,800	28.4%	64,041	34.8%
Other	1	12,005	0.6%	1,189	0.6%
Total	108	$ 1,154,836	54.8%	$ 105,586	57.4%

OWNED PROPERTIES - SHOP	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	SHOP NOI[1]	% OF TOTAL NOI
Seniors Housing	13	$ 174,847	8.3%	$ 2,531	1.4%
Total	13	$ 174,847	8.3%	$ 2,531	1.4%

OWNED PROPERTIES ACCOUNTED FOR AS FINANCING RECEIVABLES[2]	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	FINANCING INCOME[1]	% OF TOTAL NOI
Seniors Housing	28	$ 284,879	13.5%	$ 22,397	12.2%
Skilled Nursing	3	76,559	3.6%	5,692	3.1%
Total	31	$ 361,438	17.1%	$ 28,089	15.3%

MORTGAGE LOANS	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	MORTGAGE LOANS INTEREST INCOME[1]	% OF TOTAL NOI
Seniors Housing	6	$ 85,745	4.1%	$ 4,435	2.4%
Skilled Nursing[3]	22	271,070	12.8%	32,807	17.9%
Total	28	$ 356,815	16.9%	$ 37,242	20.3%

NOTES RECEIVABLE	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	INTEREST AND OTHER INCOME[1]	% OF TOTAL NOI
Seniors Housing	6	$ 42,957	2.0%	$ 4,793	2.6%
Skilled Nursing	–	1,178	0.1%	59	0.0%
Total	6	$ 44,135	2.1%	$ 4,852	2.6%

UNCONSOLIDATED JOINT VENTURES	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	UNCONSOLIDATED JV INCOME[1]	% OF TOTAL NOI
Seniors Housing	1	$ 6,340	0.3%	$ 4,321	2.4%
Skilled Nursing	1	11,453	0.5%	1,178	0.6%
Total	2	$ 17,793	0.8%	$ 5,499	3.0%

TOTAL INVESTMENTS	188	$ 2,109,864	100.0%	$ 183,799	100.0%

(1) See Trailing Twelve Months NOI definition in the Glossary.

(2) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are required to be presented as a financing receivable on our *Consolidated Balance Sheets* and the rental income received is required to be presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(3) Skilled nursing mortgage loans include short-term loans of $16,500 or 0.8% of gross investment and long-term loans (Prestige) of $254,570 or 12.1% of gross investment. The weighted average maturity of Prestige loans is 18.8 years.

RENTAL INCOME (AS % OF TOTAL NOI)


50.0%
25.0%
0.0%
22.0%
34.8%
0.6%
SH
SNF
OTH

SHOP NOI (AS % OF TOTAL NOI)


50.0%
25.0%
0.0%
1.4%
SH

FINANCING RECEIVABLES (AS % OF TOTAL NOI)


30.0%
15.0%
0.0%
12.2%
3.1%
SH
SNF

MORTGAGE LOANS INTEREST INCOME (AS % OF TOTAL NOI)


30.0%
15.0%
0.0%
2.4%
17.9%
SH
SNF

INTEREST & OTHER INCOME (AS % OF TOTAL NOI)


5.0%
2.5%
0.0%
2.6%
0.0%
SH
SNF

UNCONSOLIDATED JV INCOME (AS % OF TOTAL NOI)


10.0%
0.0%
2.4%
0.6%
SH
SNF

2Q 2025 SUPPLEMENTAL REPORT
PORTFOLIO I 8

2Q 2025 SUPPLEMENTAL REPORT PORTFOLIO I 9 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (AS OF JUNE 30, 2025) * Behavioral health care hospital SNF (76) SH– NNN (98) OTH* (1) LAND (3) UDP (1) CA WA ME NV WY IL AR WV ND NY OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO KY 7 21 1 1 3 1 2 4 2 1 2 4 9 33 4 6 6 8 5 3 21 2 1 5 1 1 2 5 LA 2 2 3 MI 2 1 1 1 3 SH– SHOP (13) 4 1 2 4 1 1 25 STATES 188 PROPERTIES 29 OPERATORS

2Q 2025 SUPPLEMENTAL REPORT 45.1% 18.2% 27.2% 6.9% 2.6% 0.0% 50.0% 100.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA 22 years 16 years 0 10 20 30 40 Skilled Nursing Assisted Living Years (1) The MSA rank by population as of July 1, 2024, as estimated by the United States Census Bureau. Approximately 63% of our properties are in the top 100 MSAs. Represents our real properties, properties accounted for as financing receivables, and properties secured by our mortgage loans. (1) As calculated from construction date or major renovation/expansion date. Represents our real properties, properties accounted for as financing receivables, and properties secured by our mortgage loans. GROSS PORTFOLIO BY MSA (1) AVERAGE PORTFOLIO AGE (1) PORTFOLIO I 10 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (25 STATES) (AS OF JUNE 30, 2025, DOLLAR AMOUNTS IN THOUSANDS) # OF STATE(1) PROPERTIES % SH % SNF % % Texas 30 319,423 $ 15.1% 48,430 $ 4.3% 270,993 $ 28.3% — $ — North Carolina 33 301,727 14.3% 301,727 26.5% — — — — Michigan 24 293,189 13.9% 37,676 3.3% 254,570 26.6% 943 7.9% Florida 11 168,626 8.0% 59,201 5.2% 109,425 11.4% — — Ohio 9 140,812 6.7% 86,589 7.6% 54,223 5.7% — — Illinois 6 106,445 5.0% 89,945 7.9% 16,500 1.7% — — Colorado 12 102,429 4.9% 102,429 9.0% — — — — Wisconsin 7 94,051 4.5% 80,105 7.0% 13,946 1.5% — — California 4 69,717 3.3% 52,085 4.6% 17,632 1.8% — — Kansas 8 60,294 2.9% 60,294 5.3% — — — — All Others 44 451,016 21.4% 219,361 19.3% 220,593 23.0% 11,062 92.1% Total 188 2,107,729 $ 100.0% 1,137,842 $ 100.0% 957,882 $ 100.0% 12,005 $ 100.0% OTH(2) INVESTMENT GROSS GRO SS INVESTME NT (1) Due to master leases with properties in various states, revenue by state is not available. Also, working capital notes are provided to certain operators under their master leases covering properties in various states. Therefore, the working capital notes outstanding balance totaling $2,135 is also not available by state and is excluded from the table above. (2) Includes one behavioral health care hospital and three parcels for land held-for-use.

2Q 2025 SUPPLEMENTAL REPORT PORTFOLIO I 11 SENIORS HOUSING OPERATING PORTFOLIO (“SHOP”) DIVERSIFICATION (AS OF JUNE 30, 2025, DOLLAR AMOUNTS IN THOUSANDS) PROPERTY # O F GRO SS OPERATORS(1) TYPE PROPERTIES STATES INVESTMENT % Anthem Memory Care SH 12 CA, CO, IL, KS, OH 152,462 $ 87.2% New Perspective SH 1 WI 22,385 12.8% 13 174,847 $ 100.0% (1) Subsequent to June 30, 2025, we acquired a 67-unit seniors housing community offering assisted living and memory care services in California within our SHOP segment for $35,200, with an estimated year-one yield of 7%. In connection with the acquisition, we entered into a management agreement with an operator new to us. TWO OPERATORS SIX STATES PROPERTY # O F STATE TYPE PROPERTIES % California SH 1 13,191 $ 7.6% Colorado SH 4 40,932 23.4% Illinois SH 4 57,562 32.9% Kansas SH 2 25,949 14.8% Ohio SH 1 14,828 8.5% Wisconsin SH 1 22,385 12.8% 174,847 13 $ 100.0% INVE STMENT GROSS

REAL ESTATE INVESTMENTS PORTFOLIO (EXCLUDING SHOP) DIVERSIFICATION (27 OPERATORS)

(AS OF JUNE 30, 2025, DOLLAR AMOUNTS IN THOUSANDS)

OPERATORS[2]	PROPERTY TYPE	# OF PROPERTIES	ANNUALIZED CONTRACTUAL CASH	%	ANNUALIZED GAAP	%	GROSS INVESTMENT	NON-CONTROLLING INTEREST	LTC PORTION OF GROSS INVESTMENT
Prestige Healthcare	SNF/OTH	23	$ 28,711	16.1%	$ 30,062	16.6%	$ 268,567	$ —	$ 268,567
ALG Senior	SH	29	21,747 [3]	12.2%	23,356 [3]	12.9%	295,628	63,941	231,687
Encore Senior Living	SH/UDP	14	12,003	6.7%	11,765	6.5%	196,735	9,134	187,601
HMG Healthcare	SNF	13	11,700 [3]	6.6%	11,700 [3]	6.5%	167,202	—	167,202
Carespring Health Care Management	SNF	4	11,038	6.2%	11,195	6.2%	102,940	—	102,940
Ignite Medical Resorts	SNF	8	10,727	6.0%	10,727	5.9%	117,008	—	117,008
Brookdale Senior Living	SH	17	10,077	5.7%	10,294	5.7%	65,403	—	65,403
Genesis Healthcare	SNF	6	9,746	5.5%	10,202	5.6%	53,339	—	53,339
Ark Post Acute Network	SNF	7	9,516	5.3%	8,257	4.6%	71,742	—	71,742
Fundamental Long Term Care	SNF/OTH	5	8,237	4.6%	8,417	4.7%	65,798	—	65,798
All Others		49	44,789 [3]	25.1%	44,962 [3]	24.8%	530,655	14,325	516,330
		175	$ 178,291	100.0%	$ 180,937	100.0%	$ 1,935,017	$ 87,400	$ 1,847,617

(1) See Glossary for definition of Annualized Contractual Cash Income and Annualized GAAP Income.

(2) See Operator Update on page 13 for further discussion.

(3) Includes the consolidated income from our joint ventures. The non-controlling member's portion of the annualized contractual cash and annualized GAAP income are as follows:

OPERATORS	ANNUALIZED CONTRACTUAL CASH LTC PORTION	JV PARTNER PORTION	TOTAL
ALG Senior	$ 17,035	$ 4,712	$ 21,747
Encore Senior Living	12,003	—	12,003
All Others	43,679	1,110	44,789

OPERATORS	ANNUALIZED GAAP LTC PORTION	JV PARTNER PORTION	TOTAL
ALG Senior	$ 18,644	$ 4,712	$ 23,356
Encore Senior Living	11,765	—	11,765
All Others	43,852	1,110	44,962

PRESTIGE	Privately Held	SNF/SH Other Rehab	78 Properties	5 States
ALG	Privately Held	SH	118 Properties	6 States
ENCORE	Privately Held	SH	34 Properties	5 States
HMG	Privately Held	SNF/SH	37 Properties	2 States
CARESPRING	Privately Held	SNF/SH Transitional Care	18 Properties	2 States

IGNITE	Privately Held	SNF/SH Transitional Care	26 Properties	6 States
BROOKDALE	NYSE: BKD	SH Continuing Care	645 Properties	41 States
GENESIS	Privately Held	SNF/SH	Nearly 200 Properties	17 States
ARK	Privately Held	SNF/SH	11 Properties	4 States
FUNDAMENTAL	Privately Held	SNF/SH Hospitals & Other Rehab	74 Properties	7 States

2Q 2025 SUPPLEMENTAL REPORT PORTFOLIO I 12

REAL ESTATE INVESTMENTS PORTFOLIO (EXCLUDING SHOP) - OPERATOR UPDATE
(DOLLAR AMOUNTS IN THOUSANDS)

- During 2Q25, we received full contractual cash interest of $4,986 from Prestige Healthcare ("Prestige") related to a mortgage loan secured by 14 skilled nursing centers in Michigan. None of Prestige's security was used to pay the difference between the contractual interest rate and the 8.5% current pay interest rate. Subsequent to 2Q25, the Prestige mortgage loan was amended to provide Prestige an option to prepay the loan without penalty during a 12-month window starting in July 2026, subject to customary conditions and contingent on Prestige's ability to obtain replacement financing. In consideration for granting the prepayment option, the amendment eliminates the 8.5% current pay rate and reverts monthly interest payments to the full contractual interest rate of 11.14%, effective July 1, 2025, and escalates annually. As of June 30, 2025, we have $41,455 of accrued effective interest related to the Prestige loan, which is expected to be recovered through payments collected through the contractual maturity of the loan. If Prestige exercises its contingent prepayment option, we will no longer be able to collect our remaining accrued effective interest as of such date. Prestige is current on contractual loan obligations through July 2025. The following table summarizes the year-to-date 2025 activity for Prestige's security:

BALANCE AT 12/31/2024	DEPOSITS RECEIVED	INTEREST APPLICATIONS	**BALANCE AT 3/31/2025**	DEPOSITS RECEIVED	INTEREST APPLICATIONS	**BALANCE AT 6/30/2025**
$ 4,953	$ —	$ (1,165)	**$ 3,788**	$ 2,289	$ —	**$ 6,077**

- For our 14 property portfolio subject to market-based rent resets, we expect to collect $5,655 of revenue during 2025, which is an increase of 10% from the $5,145 estimate from last quarter and up 64% from the rent collected in 2024 of $3,448.

- Genesis Healthcare, Inc. ("Genesis") filed for Chapter 11 bankruptcy on July 9, 2025. Affiliates of Genesis lease six skilled nursing centers in New Mexico (five) and Alabama (one) with a total of 782 beds under a master lease with LTC. On June 3, 2025, LTC received Genesis' written notice of its exercise of one of its three 5-year extension option, which would extend the term of the lease to April 30, 2031. Genesis is current on its contractual rent obligations through August 2025. LTC holds $4,731 of security from Genesis as required by the master lease in a letter of credit.

- We are under contract to sell seven skilled nursing centers in California (1), Florida (2), and Virgina (4), which are covered under a master lease, as a result of the operator electing not to exercise the renewal option available under the master lease. We expect these transactions to close in the first part of 4Q25, generating net proceeds of approximately $120,000 against our gross book value of $71,742. We anticipate recording a gain on sale of approximately $80,000 in conjunction with the sales.

2Q 2025 SUPPLEMENTAL REPORT
PORTFOLIO I 13

REAL ESTATE INVESTMENTS PORTFOLIO (EXCLUDING SHOP) - MATURITY

(AS OF JUNE 30, 2025, DOLLAR AMOUNTS IN THOUSANDS)

YEAR	RENTAL INCOME	% OF TOTAL	FINANCING REC INCOME	% OF TOTAL	MORTGAGE LOANS INTEREST INCOME	% OF TOTAL	OTHER NOTES INCOME	% OF TOTAL	UNCONSOLIDATED JV INCOME	% OF TOTAL	ANNUALIZED GAAP	% OF TOTAL
2025	$ —	—	$ —	—	$ 2,640	6.7%	$ —	—	$ —	—	$ 2,640	1.5%
2026	15,127 (2)	14.3%	—	—	1,483	3.7%	—	—	—	—	16,610 (2)	9.2%
2027	11,271	10.6%	—	—	—	—	3,174	57.9%	—	—	14,445	8.0%
2028	12,609	11.9%	—	—	1,464	3.7%	2,239	40.8%	—	—	16,312	9.0%
2029	14,456	13.7%	—	—	—	—	—	—	1,178	67.0%	15,634	8.6%
2030	16,369	15.5%	—	—	5,056	12.8%	73	1.3%	—	—	21,498	11.9%
2031	14,884	14.1%	—	—	—	—	—	—	—	—	14,884	8.2%
2032	6,260	5.9%	5,940	21.0%	—	—	—	—	—	—	12,200	6.7%
Thereafter	14,861	14.0%	22,397	79.0%	28,877	73.1%	—	—	579 (3)	33.0%	66,714	36.9%
Total	$ 105,837	100.0%	$ 28,337	100.0%	$ 39,520	100.0%	$ 5,486	100.0%	$ 1,757	100.0%	$ 180,937	100.0%

	LOANS RECEIVABLE PRINCIPAL MATURITIES							
YEAR	MORTGAGE LOANS RECEIVABLE	WA GAAP RATE	% OF TOTAL	NOTES RECEIVABLE	WA GAAP RATE	% OF TOTAL	TOTAL LOANS RECEIVABLE	% OF TOTAL
2025	$ 31,456	8.4%	8.8%	$ —	—	—	$ 31,456	7.9%
2026	15,794	9.4%	4.5%	—	—	—	15,794	3.9%
2027	—	—	—	25,000	12.7%	56.6%	25,000	6.2%
2028	16,500	8.9%	4.6%	18,178	12.3%	41.2%	34,678	8.7%
2029	—	—	—	—	—	—	—	—
2030	38,495	—	10.8%	957	7.6%	2.2%	39,452	9.8%
2031	—	—	—	—	—	—	—	—
2032	—	—	—	—	—	—	—	—
Thereafter	254,570	11.3%	71.3%	—	—	—	254,570	63.5%
Total	$ 356,815	11.1%	100.0%	$ 44,135	12.4%	100.0%	$ 400,950	100.0%

Near Term Lease and Loan Maturities:

- Three loans in 2025 with an annualized GAAP NOI totaling $2.6 million
- Seven leases and one loan in 2026 with an annualized GAAP NOI totaling $16.6 million(2)
- Three leases and one loan in 2027 with an annualized GAAP NOI totaling $14.4 million
- As of June 30, 2025, approximately 95% of owned properties are covered under master leases and approximately 96% of rental revenues come from master leases or cross-default leases.

(1) See Annualized GAAP NOI definition in the Glossary.

(2) One of the seven lease maturities is an operator which represents 55% of the triple-net portfolio annualized GAAP NOI and 50% of the annualized GAAP NOI maturing in 2026. The operator elected not to exercise its renewal option on its master lease covering seven skilled nursing centers in California (1), Florida (2), and Virgina (4). We are under contract to sell all seven properties and expect to complete all of the sales in the first part of 4Q25. See Operator Update on page 13 for further discussion.

(3) Represents income from a preferred equity investment accounted for as an unconsolidated joint venture. The preferred equity investment does not have a scheduled maturity but provides the entity an option to redeem our investment at a future date.

2Q 2025 SUPPLEMENTAL REPORT PORTFOLIO | 14

2Q 2025 SUPPLEMENTAL REPORT (1) Information is from property level operator financial statements which are unaudited and have not been independently verified by LTC. The same store portfolio excludes properties re-tenanted or sold after January 1, 2024; and excludes properties transitioned to LTC’s SHOP portfolio prior to June 30, 2025. SENIORS HOUSING SKILLED NURSING 1.52 1.59 2.04 2.12 78.5% 79.3% 60.0% 70.0% 80.0% 90.0% 100.0% 0.00x 1.00x 2.00x 3.00x 4Q24 1Q25 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy 1.10 1.11 1.36 1.36 80.0% 80.1% 70.0% 80.0% 90.0% 100.0% 0.00x 1.00x 2.00x 4Q24 1Q25 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy SNF metrics exclude CSF, as allocated/reported by operators. Occupancy represents the average TTM occupancy. SH metrics exclude Coronavirus Stimulus Funds (“CSF”) as allocated/reported by operators. See definition of Coronavirus Stimulus Funds in the Glossary. Occupancy represents the average TTM occupancy. PORTFOLIO I 15 REAL ESTATE INVESTMENTS PORTFOLIO (EXCLUDING SHOP) - METRICS (TRAILING TWELVE MONTHS THROUGH MARCH 31, 2025 AND DECEMBER 31, 2024) SAME PROPERTY PORTFOLIO (“SPP”) COVERAGE STATISTICS(1)

ENTERPRISE VALUE
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES)

			JUNE 30, 2025	CAPITALIZATION
DEBT				
Revolving line of credit - WA rate 5.5% (1)			$ 168,550	
Term loans, net of debt issue costs - WA rate 2.6% (2)			99,883	
Senior unsecured notes, net of debt issue costs - WA rate 4.2% (3)			428,024	
Total debt - WA rate 4.3%			696,457	30.4%
EQUITY		6/30/25		
	No. of shares	Closing Price		
Common stock	46,065,292	$ 34.61 (4)	1,594,320	69.6%
Total Market Value			1,594,320	
TOTAL VALUE			**2,290,777**	100.0%
Add: Non-controlling interest			87,400	
Less: Cash and cash equivalents			(7,609)	
ENTERPRISE VALUE			**$ 2,370,568**	
Debt to Enterprise Value			29.4%	
Debt to Annualized Adjusted EBITDAre (5)			4.2x	

(1) Subsequent to June 30, 2025, we entered into a new four-year unsecured credit agreement ("New Credit Agreement") maturing in July 2029 to replace our previous unsecured credit agreement. The New Credit Agreement increased the aggregate commitment on the revolver from $425,000 to $600,000 and provides for the opportunity to increase the commitment size up to $1,200,000. Additionally, the New Credit Agreement provides for a one-year extension option, subject to customary conditions. Material terms of the New Credit Agreement remain unchanged. In connection with the New Credit Agreement, the two $50,000 term loans were rolled into the revolving credit line, keeping the interest swap agreements intact through November 2025 at 2.3% and November 2026 at 2.4%, based on current margins. Also, subsequent to June 30, 2025, we borrowed $41,850 under our revolving credit line. Accordingly, we have $310,400 outstanding with $289,600 available for borrowing.

(2) Represents outstanding balance of $100,000, net of debt issue costs of $117. Subsequent to June 30, 2025, the two $50,000 term loans were repaid in connection with the New Credit Agreement. See footnote (1) above for further discussion.

(3) Represents outstanding balance of $429,000, net of debt issue costs of $976.

(4) Closing price of our common stock as reported by the NYSE on June 30, 2025, the last trading day of 2Q25.

(5) See Reconciliation of Annualized Adjusted EBITDAre on page 20.

2Q 2025 SUPPLEMENTAL REPORT

FINANCIAL I 16

2Q 2025 SUPPLEMENTAL REPORT LEVERAGE RATIOS COVERAGE RATIOS LINE OF CREDIT LIQUIDITY FINANCIAL I 17 DEBT METRICS (DOLLAR AMOUNTS IN THOUSANDS) $130,000 $302,250 $144,350 $168,550 $270,000 $97,750 $280,650 $256,450 $- $85,000 $170,000 $255,000 $340,000 $425,000 2022 2023 2024 2Q25 Balance Available (1) Subsequent to June 30, 2025, we entered into a new four-year unsecured credit agreement (“New Credit Agreement”) maturing in July 2029 to replace our previous unsecured credit agreement. The New Credit Agreement increased the aggregate commitment on the revolver from $425,000 to $600,000 and provides for the opportunity to increase the commitment size up to $1,200,000. Additionally, the New Credit Agreement provides for a one-year extension option, subject to customary conditions. Material terms of the New Credit Agreement remain unchanged. In connection with the New Credit Agreement, the two $50,000 term loans were rolled into the revolving credit line, keeping the interest swap agreements intact through November 2025 at 2.3% and November 2026 at 2.4%, based on current margins. Also, subsequent to June 30, 2025, we borrowed $41,850 under our revolving credit line. Accordingly, we have $310,400 outstanding with $289,600 available for borrowing. (1) 37.4% 39.5% 31.1% 31.3% 34.2% 39.0% 29.3% 29.4% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 2022 2023 2024 2Q25 Debt to Gross Asset Value Debt to Total Enterprise Value 5.6x 5.6x 4.3x 4.2x 4.2x 3.4x 4.0x 5.1x 0.0x 2.0x 4.0x 6.0x 8.0x 2022 2023 2024 2Q25 Debt to Annualized Adjusted EBITDAre Annualized Adjusted EBITDAre/ Fixed Charges

2Q 2025 SUPPLEMENTAL REPORT REVOLVING SENIOR LINE OF TERM UNSECURED % OF YEAR CREDIT LO ANS(2) NOTES(2) TOTAL TOTAL 2025 — $ 50,000 $ (1) $ 87,000 37,000 $ 12.5% 2026 168,550 (1) 50,000 (1) 270,050 51,500 38.7% 2027 — — 54,500 54,500 7.8% 2028 — — 55,000 55,000 7.9% 2029 — — 63,000 63,000 9.0% 2030 — — 67,000 67,000 9.6% 2031 — — 56,000 56,000 8.0% 2032 — — 35,000 35,000 5.0% Thereafter — — 10,000 10,000 1.4% Total 168,550 $ 100,000 $ (3) $ 429,000 (3) $ 100.0% 697,550 $168,550 $- $50,000 $50,000 $37,000 $51,500 $54,500 $55,000 $63,000 $67,000 $56,000 $35,000 $10,000 $- $100,000 $200,000 $300,000 $400,000 2025 2026 2027 2028 2029 2030 2031 2032 Thereafter Revolving Line of Credit Term Loans Senior Unsecured Notes Senior Unsecured Notes 61.5% Term Loans 14.3% Revolving Line of Credit 24.2% DEBT STRUCTURE (2) FINANCIAL I 18 DEBT MATURITY (AS OF JUNE 30, 2025, DOLLAR AMOUNTS IN THOUSANDS) (1) Subsequent to June 30, 2025, we entered into a new four-year unsecured credit agreement (“New Credit Agreement”) maturing in July 2029 to replace our previous unsecured credit agreement. The New Credit Agreement increased the aggregate commitment on the revolver from $425,000 to $600,000 and provides for the opportunity to increase the commitment size up to $1,200,000. Additionally, the New Credit Agreement provides for a one-year extension option, subject to customary conditions. Material terms of the New Credit Agreement remain unchanged. In connection with the New Credit Agreement, the two $50,000 term loans were rolled into the revolving credit line, keeping the interest swap agreements intact through November 2025 at 2.3% and November 2026 at 2.4%, based on current margins. Also, subsequent to June 30, 2025, we borrowed $41,850 under our revolving credit line. Accordingly, we have $310,400 outstanding with $289,600 available for borrowing. (2) Reflects scheduled principal payments. (3) Excludes debt issue costs which are netted against the principal outstanding in the term loans and senior unsecured notes balance on our Consolidated Balance Sheets.

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	12/31/22	12/31/23	12/31/24	6/30/25
Gross investments	$ 1,959,442	$ 2,139,865	$ 2,088,613	$ 2,109,864
Net investments	$ 1,562,668	$ 1,741,093	$ 1,674,140	$ 1,680,447
Gross asset value	$ 2,052,687	$ 2,253,870	$ 2,200,615	$ 2,224,774
Total debt [1]	$ 767,854	$ 891,317	$ 684,600	$ 696,457
Total liabilities [1]	$ 805,796	$ 938,831	$ 733,137	$ 750,450
Non-controlling interest	$ 21,940	$ 34,988	$ 92,378	$ 87,400
Total equity	$ 850,307	$ 916,267	$ 1,053,005	$ 1,044,907

(1) Includes outstanding gross revolving line of credit, term loans, net of debt issue costs, and senior unsecured notes, net of debt issue costs.

NON-CASH REVENUE COMPONENTS

	2Q25	3Q25[1]	4Q25[1]	1Q26[1]	2Q26[1]
Straight-line rent adjustment	$ (497)	$ (858) [2]	$ (611)	$ (362)	$ (412)
Amortization of lease incentives	(182)	(176)	(192)	(131)	(131)
Effective interest - Financing receivables	357	364	379	378	378
Effective interest - Mortgage loans receivable	1,013	962	878	782	768
Effective interest - Notes receivable	159	159	159	159	159
Total non-cash revenue components	$ 850	$ 451	$ 613	$ 826	$ 762

(1) For leases and loans in place at June 30, 2025 assuming the sale of seven skilled nursing centers in the first part of 4Q25 and no other renewals or modifications.

(2) Increase primarily due to scheduled rent escalations and other lease modifications.

COMPONENTS OF RENTAL INCOME

	THREE MONTHS ENDED JUNE 30,			SIX MONTHS ENDED JUNE 30,		
	2025	2024	Variance	2025	2024	Variance
Cash rent	$ 28,079	$28,976	$ (897) [1]	$ 57,702	$ 59,927	$ (2,225) [2]
Operator reimbursed real estate tax revenue	2,777	3,255	(478) [3]	5,866	6,636	(770) [3]
Straight-line rent adjustment	(497)	(48)	(449) [4]	(1,075)	(598)	(477) [4]
Straight-line rent write-off	–	(321)	321	(243)	(321)	78
Amortization of lease incentives	(182)	(205)	23	(629)	(438)	(191)
Total rental income	$ 30,177	$31,657	$(1,480)	$ 61,621	$ 65,206	$ (3,585)

(1) Decrease due to the conversion of Anthem's and New Perspective's triple-net leases into SHOP, partially offset by rent increases from fair-market rent resets.

(2) Decrease due to the turnaround impact of one-time revenue of $2,377 received in 1Q24, lower rent from property sales and (1) above, partially offset by higher rent from escalations.

(3) Decrease primarily due to the conversion of Anthem's and New Perspective's triple-net leases into SHOP and property sales.

(4) Increase primarily due to scheduled rent escalations.

2Q 2025 SUPPLEMENTAL REPORT

FINANCIAL I 19

FINANCIAL DATA SUMMARY
(DOLLAR AMOUNTS IN THOUSANDS)

RECONCILIATION OF ANNUALIZED ADJUSTED EBITDAre AND FIXED CHARGES

	FOR THE YEAR ENDED			THREE MONTHS ENDED
	12/31/22	12/31/23	12/31/24	6/30/25
Net income	$ 100,584	$ 91,462	$ 94,879	$ 16,548
Less: Gain on sale of real estate, net	(37,830)	(37,296)	(7,979)	(332)
Add: Impairment loss	3,422	15,775	6,953	—
Add: Interest expense	31,437	47,014	40,336	8,014
Add: Depreciation and amortization	37,496	37,416	36,367	8,776
EBITDAre	135,109	154,371	170,556	33,006
Add/less: Non-recurring items	824 (1)	3,823 (2)	(8,907) (3)	8,011 (4)
Adjusted EBITDAre	$ 135,933	$ 158,194	$ 161,649	$ 41,017
Interest expense	$ 31,437	$ 47,014	$ 40,336	$ 8,014
Fixed charges	$ 31,437	$ 47,014	$ 40,336	$ 8,014
Annualized Adjusted EBITDAre				$ 164,068
Annualized Fixed Charges				$ 32,056
Debt (net of debt issue costs)	$ 767,854	$ 891,317	$ 684,600	$ 696,457
Debt (net of debt issue costs) to Annualized Adjusted EBITDAre	5.6x	5.6x	4.2x	4.2x
Annualized Adjusted EBITDAre to Annualized Fixed Charges[4]	4.3x	3.4x	4.0x	5.1x

(1) Represents a lease incentive balance write-off of $173 related to a closed property, a $1,332 provision for credit losses reserve related to the acquisition of three skilled nursing centers accounted for as a financing receivable, and the origination of two mortgage loans and a mezzanine loan, and a lease termination fee of $500 paid to a former operator of 12 seniors housing communities, offset by lease termination fee income of $1,181 received in connection with the sale of a seniors housing community.

(2) Includes the $3,561 note receivable write-off related to the sale and transition of 10 seniors housing communities and $1,832 of provision for credit losses related to the acquisition of 11 seniors housing communities accounted for as a financing receivable and two mortgage loan originations, offset by the $1,570 exit IRR and prepayment fee received in connection to the payoff of two mezzanine loans.

(3) Represents $4,052 of one-time income received from former operators, $3,158 of one-time additional straight-line income related to restoring accrual basis accounting for two master leases, $2,818 of rental income received in connection with the sale of two properties, and $1,738 recovery of provision for credit losses related to the payoffs of five mortgage loan receivables, offset by $1,635 of provision for credit losses related to acquisitions totaling $163,460 accounted for as financing receivables, $613 of effective interest receivable write-off related to the partial paydown of a mortgage loan receivable, and the write-off of straight-line rent receivable ($321), and notes receivable ($290).

(4) See the reconciliation of non-recurring items on page 24 for further detail.

(5) Given we do not have preferred stock, our fixed charge coverage ratio and interest coverage ratio are the same.

2Q 2025 SUPPLEMENTAL REPORT FINANCIAL I 20

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,	
	2025	2024	2025	2024
Revenues:				
Rental income	$ 30,177	$ 31,657	$ 61,621	$ 65,206
Resident fees and services [1]	11,950	—	11,950	—
Interest income from financing receivables [2]	7,084	3,830	14,086	7,660
Interest income from mortgage loans	9,680	12,661	18,859	25,109
Interest and other income	1,349	1,968	2,755	3,507
Total revenues	60,240	50,116	109,271	101,482
Expenses:				
Interest expense	8,014	10,903	15,927	21,948
Depreciation and amortization	8,776	9,024	17,938	18,119
Seniors housing operating expenses [1]	9,419	—	9,419	—
Provision for credit losses	387	703	3,439	727
Transaction costs	6,706	380	7,147	646
Property tax expense	2,795	3,247	5,902	6,630
General and administrative expenses	8,447	6,760	15,418	13,251
Total expenses	44,544	31,017	75,190	61,321
Income before unconsolidated joint ventures, real estate dispositions and other items:	15,696	19,099	34,081	40,161
Gain (loss) on sale of real estate, net	332	(32)	503	3,219
Income tax benefit	81	—	81	—
Income from unconsolidated joint ventures	439	671	4,104	1,047
Net Income	16,548	19,738	38,769	44,427
Income allocated to non-controlling interests	(1,456)	(377)	(2,997)	(836)
Net income attributable to LTC Properties, Inc.	15,092	19,361	35,772	43,591
Income allocated to participating securities	(154)	(173)	(317)	(338)
Net income available to common stockholders	$ 14,938	$ 19,188	$ 35,455	$ 43,253
Earnings per common share:				
Basic	$0.33	$0.44	$0.78	$1.01
Diluted	$0.32	$0.44	$0.77	$1.00
Weighted average shares used to calculate earnings per common share:				
Basic	45,714	43,171	45,524	43,030
Diluted	46,028	43,463	45,838	43,322
Dividends declared and paid per common share	$0.57	$0.57	$1.14	$1.14

(1) Represents our seniors housing operating portfolio ("SHOP") operating income and expense.

(2) Represents rental income from acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as Financing receivables on our *Consolidated Balance Sheets* and the rental income to be presented as Interest income from financing receivables on our *Consolidated Statements of Income*.

2Q 2025 SUPPLEMENTAL REPORT

FINANCIAL | 21

CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	JUNE 30, 2025	DECEMBER 31, 2024
ASSETS	*(unaudited)*	*(audited)*
Investments:		
Land	$ 109,881	$ 118,209
Buildings and improvements	1,148,060	1,212,853
Accumulated depreciation and amortization	(392,516)	(405,884)
Operating real estate property, net	865,425	925,178
Properties held-for-sale, net of accumulated depreciation: 2025—$29,284; 2024—$1,346	42,458	670
Real property investments, net	907,883	925,848
Financing receivables,[1] net of credit loss reserve: 2025—$3,614; 2024—$3,615	357,824	357,867
Mortgage loans receivable, net of credit loss reserve: 2025—$3,562; 2024—$3,151	353,253	312,583
Real estate investments, net	1,618,960	1,596,298
Notes receivable, net of credit loss reserve: 2025—$441; 2024—$477	43,694	47,240
Investments in unconsolidated joint ventures	17,793	30,602
Investments, net	1,680,447	1,674,140
Other assets:		
Cash and cash equivalents	7,609	9,414
Debt issue costs related to revolving line of credit	809	1,410
Interest receivable	64,454	60,258
Straight-line rent receivable	20,187	21,505
Lease incentives	2,893	3,522
Prepaid expenses and other assets	18,958	15,893
Total assets	$ 1,795,357	$ 1,786,142
LIABILITIES		
Revolving line of credit	$ 168,550	$ 144,350
Term loans, net of debt issue costs: 2025—$117; 2024—$192	99,883	99,808
Senior unsecured notes, net of debt issue costs: 2025—$976; 2024—$1,058	428,024	440,442
Accrued interest	2,882	3,094
Accrued expenses and other liabilities	51,111	45,443
Total liabilities	750,450	733,137
EQUITY		
Stockholders' equity:		
Common stock: $0.01 par value; 110,000 shares authorized; shares issued and outstanding: 2025—46,065; 2024—45,511	461	455
Capital in excess of par value	1,099,049	1,082,764
Cumulative net income	1,761,207	1,725,435
Accumulated other comprehensive income	2,188	3,815
Cumulative distributions	(1,905,398)	(1,851,842)
Total LTC Properties, Inc. stockholders' equity	957,507	960,627
Non-controlling interests	87,400	92,378
Total equity	1,044,907	1,053,005
Total liabilities and equity	$ 1,795,357	$ 1,786,142

(1) Represents acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our *Consolidated Balance Sheets*.

2Q 2025 SUPPLEMENTAL REPORT FINANCIAL I 22

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD
(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,	
	2025	2024	2025	2024
GAAP net income available to common stockholders	$ 14,938	$ 19,188	$ 35,455	$ 43,253
Add: Depreciation and amortization	8,776	9,024	17,938	18,119
(Less) Add: (Gain) loss on sale of real estate, net	(332)	32	(503)	(3,219)
NAREIT FFO attributable to common stockholders	23,382	28,244	$ 52,890	$ 58,153
Add (Less): Non-recurring items[1]	8,011	1,022	8,416	(1,355)
FFO, excluding non-recurring item ("Core FFO")	$ 31,393	$ 29,266	$ 61,306	$ 56,798
NAREIT FFO attributable to common stockholders	$ 23,382	$ 28,244	$ 52,890	$ 58,153
Non-cash income:				
Add: Straight-line rent adjustment	497	48	1,075	598
Add: Amortization of lease incentives	182	205	629	438
Add: Other non-cash contra-revenue	—	321	243	321
Less: Effective interest income	(1,529)	(2,293)	(2,930)	(3,937)
Net non-cash income	(850)	(1,719)	(983)	(2,580)
Non-cash expense:				
Add: Non-cash compensation charges	2,795	2,320	5,048	4,522
Add: Provision for credit losses	387	703	3,439	727
Less: Recurring capital expenditures	(91)	—	(91)	—
Net non-cash expense	3,091	3,023	8,396	5,249
Funds available for distribution ("FAD")	25,623	29,548	$ 60,303	$ 60,822
Add (Less): Non-recurring items[1]	6,927	(886)	4,268	(3,263)
FAD, excluding non-recurring items ("Core FAD")	$ 32,550	$ 28,662	$ 64,571	$ 57,559
Diluted NAREIT FFO attributable to common stockholders per share	$0.51	$0.65	$1.15	$1.34
Diluted Core FFO per share	$0.68	$0.67	$1.34	$1.31
Diluted FAD per share	$0.56	$0.68	$1.31	$1.40
Diluted Core FAD per share	$0.71	$0.66	$1.41	$1.33

(1) See the reconciliation of non-recurring items on page 24 for further detail.

2Q 2025 SUPPLEMENTAL REPORT
FINANCIAL I 23

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD (NON-RECURRING ITEMS)

(UNAUDITED, AMOUNTS IN THOUSANDS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,	
	2025	2024	2025	2024
Reconciliation of non-recurring adjustments to NAREIT FFO:				
Provision for credit losses reserve recorded upon origination[1]	$ 384	$ 1,635	$ 384	$ 1,635
Recovery for credit losses related to loan payoffs[1]	—	(934)	—	(934)
Provision for credit losses related to the write-off of loan receivables and related interest receivable	—	—	3,064 [5]	—
Add: Total provision for credit losses non-recurring adjustments	384	701	3,448	701
Add: Straight-line rent receivable write-off	—	321 [3]	—	321 [3]
Add: Lease termination fee payment	5,971 [2]	—	5,971 [2]	—
Add: One-time general and administrative expenses related to an employee retirement	1,136	—	1,136	—
Add: One-time transaction costs associated with the startup of new RIDEA platform	520	—	823	—
Deduct: Income from unconsolidated joint venture related to the 13% exit IRR received	—	—	(2,962) [6]	—
Deduct: One-time rental income related to sold properties	—	—	—	(2,377) [7]
Total non-recurring adjustments to NAREIT FFO	**$ 8,011**	**$ 1,022**	**$ 8,416**	**$ (1,355)**
Reconciliation of non-recurring adjustments to FAD:				
Deduct: Income from unconsolidated joint venture related to the 13% exit IRR received	$ —	$ (886) [4]	$ —	$ (886) [4]
Add: Lease termination fee payment	5,971 [2]	—	5,971 [2]	—
Add: One-time cash general and administrative expenses related to an employee retirement	436	—	436	—
Add: One-time transaction costs associated with the startup of new RIDEA platform	520	—	823	—
Deduct: One-time rental income related to sold properties	—	—	(2,962) [6]	(2,377) [7]
Total non-recurring cash adjustments to FAD	**$ 6,927**	**$ (886)**	**$ 4,268**	**$ (3,263)**

(1) A 1% credit loss reserve is taken upon origination of loan receivables and financing transactions, then decreased as the balance is paid down through scheduled principal payments and payoffs.

a. During 2025, LTC originated a $42,300 mortgage loan, with initial funding of $38,350, secured by a 250-unit seniors housing community, consisting of independent living, assisted living and memory care services.

b. During 2024, LTC acquired $163,460 of properties accounted for as financing receivables and received $102,435 from the payoff of three mortgage loans.

(2) Represents a one-time lease termination fee paid to an operator for the conversion of the operator's triple-net lease into SHOP.

(3) Represents the straight-line rent receivable write-off related to a lease that converted to fair market rent during 2Q 2024. The straight-line rent write-off is a contra-revenue on the *Consolidated Statements of Income*.

(4) The exit IRR income was received upon the payoff of three mortgage loans in 2024. The exit IRR was previously recorded ratably over the term of the loan through effective interest income.

(5) Represents the write-off of a working capital note and related interest receivable balance in connection with the transition to RIDEA.

(6) Represents the 13% exit IRR received in connection with the redemption of LTC's preferred equity investment in a joint venture during 1Q 2025. The exit IRR was not previously recorded.

(7) Represents one-time rent credit received in connection with the sale of a 110-unit seniors housing community in Wisconsin. The rent credit was provided to the operator during the new construction lease-up.

2Q 2025 SUPPLEMENTAL REPORT

FINANCIAL I 24

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO PER SHARE
(UNAUDITED, AMOUNTS IN THOUSANDS)

FOR THE THREE MONTHS ENDED JUNE 30,	FFO 2025	FFO 2024	FAD 2025	FAD 2024
FFO/FAD attributable to common stockholders	$ 23,382	$ 28,244	$ 25,623	$ 29,548
Non-recurring one-time items[1]	8,011	1,022	6,927	(886)
Core FFO/FAD	31,393	29,266	32,550	28,662
Effect of dilutive securities:				
Participating securities	154	173	154	173
Diluted Core FFO/FAD	$ 31,547	$ 29,439	$ 32,704	$ 28,835
Shares for basic FFO/FAD per share	45,714	43,171	45,714	43,171
Effect of dilutive securities:				
Performance-based stock units	314	292	314	292
Participating securities	269	304	269	304
Shares for diluted FFO/FAD per share	46,297	43,767	46,297	43,767

FOR THE SIX MONTHS ENDED JUNE 30,	FFO 2025	FFO 2024	FAD 2025	FAD 2024
FFO/FAD attributable to common stockholders	$ 52,890	$ 58,153	$ 60,303	$ 60,822
Non-recurring one-time items[1]	8,416	(1,355)	4,268	(3,263)
Core FFO/FAD	61,306	56,798	64,571	57,559
Effect of dilutive securities:				
Participating securities	317	338	317	338
Diluted Core FFO/FAD	$ 61,623	$ 57,136	$ 64,888	$ 57,897
Shares for basic FFO/FAD per share	45,524	43,030	45,524	43,030
Effect of dilutive securities:				
Performance based stock units	314	292	314	292
Participating securities	274	291	274	291
Shares for diluted FFO/FAD per share	46,112	43,613	46,112	43,613

(1) See the reconciliation of non-recurring items on page 24 for further detail.

2Q 2025 SUPPLEMENTAL REPORT

FINANCIAL I 25

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD (GUIDANCE)

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Guidance

We are raising guidance for the 2025 full year. The following guidance ranges reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth below. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing guidance ranges as a result of new information or new or future developments. The 2025 full year guidance is as follows:

	Full Year 2025 Guidance	
	Low	High
GAAP net income attributable to LTC Properties, Inc.	$ 3.45	$ 3.48
Less: Gain on sale, net of impairment loss	(1.76)	(1.76)
Add: Depreciation and amortization	0.77	0.77
Add: Effect of dilutive securities	0.02	0.02
Diluted NAREIT FFO attributable to common stockholders	2.48	2.51
Add: Non-recurring one-time items[(2)]	0.19	0.20
Diluted Core FFO	$ 2.67 [(1)]	$ 2.71 [(1)]
Diluted NAREIT FFO attributable to common stockholders	$ 2.48	$ 2.51
Less: Non-cash income	(0.04)	(0.04)
Add: Non-cash expense	0.27	0.28
Less: Recurring capital expenditures	(0.01)	(0.02)
Diluted FAD	2.70	2.73
Add: Non-recurring one-time items[(3)]	0.10	0.10
Diluted Core FAD	$ 2.80 [(1)]	$ 2.83 [(1)]

(1) The guidance assumptions include the following:

a) Transactions announced or closed to date;

b) Conversion of Anthem's and New Perspective's triple-net portfolios of 13 properties with a total of 832 units into our new SHOP segment;

c) SHOP NOI for the 2025 full-year in the range of $10,400 to $15,600 or $17,300 to $35,700 annualized;

d) SHOP FAD capital expenditures for the 2025 full-year in the range of $660 to $920 or $1.2 to $1.4 annualized per unit; and

e) General and administrative expenses for the full year of 2025 between $29,000 and $29,800.

f) The guidance excludes additional investments beyond those closed to date or expected to close in the next 60 days, potential asset sales, financing, or equity issuances.

(2) Represents items included in the reconciliation of non-recurring items on page 24, as well as the following:

a) Incremental RIDEA ramp-up and execution costs of approximately $1,100 to $1,500, of which $823 were expensed during the first half of 2025; and

b) 1% loan loss reserve on the approximate $60,000 mortgage loan origination discussed in Investment Pipeline on page 3.

(3) Represents items included in the reconciliation of non-recurring items on page 24, as well as, the incremental RIDEA ramp-up and execution costs of approximately $1,100 to $1,500, of which $823 were expensed during the first half of 2025.

2Q 2025 SUPPLEMENTAL REPORT FINANCIAL I 26

2Q 2025 SUPPLEMENTAL REPORT Annualized Contractual Cash Income: Represents annualized contractual cash rental income (prior to abatements & deferred rent repayment and excludes real estate tax reimbursement), interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the month of June 2025 for investments as of June 30, 2025. Also, represents annualized projected 3Q 2025 SHOP NOI. Annualized GAAP Income: Represents annualized GAAP rent which includes contractual cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement, GAAP interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the month of June 2025 for investments as of June 30, 2025. Also, represents annualized projected 3Q 2025 SHOP NOI. Assisted Living Communities (“ALF”): The ALF portfolio consists of assisted living, independent living, and/or memory care properties. (See Independent Living and Memory Care) Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs. Contractual Lease Rent: Rental revenue as defined by the lease agreement between us and the operator for the lease year. Coronavirus Stimulus Funds (“CSF”): CSF includes funding from various state and federal programs to support healthcare providers in dealing with the challenges of the coronavirus pandemic. Included in CSF are state-specific payments identified by operators as well as federal payments connected to the Paycheck Protection Program and the Provider Relief Fund. CSF is self-reported by operators in unaudited financial statements provided to LTC. Specifically excluded from CSF are the suspension of the Medicare sequestration cut, and increases to the Federal Medical Assistance Percentages (FMAP), both of which are reflected in reported coverage both including and excluding CSF. Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), EBITDAre is calculated as net income (computed in accordance with GAAP) excluding (i) interest expense, (ii) income tax expense, (iii) real estate depreciation and amortization, (iv) impairment write-downs of depreciable real estate, (v) gains or losses on the sale of depreciable real estate, and (vi) adjustments for unconsolidated partnerships and joint ventures. Financing Receivables: Properties acquired through a sale-leaseback transaction with an operating entity being the same before and after the sale-leaseback, subject to a lease contract that contains a purchase option. In accordance with GAAP, the purchased assets are required to be presented as Financing Receivables on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on our Consolidated Statements of Income. Funds Available for Distribution (“FAD”): FFO excluding the effects of straight-line rent, amortization of lease costs, effective interest income, provision for credit losses, non-cash compensation charges, non-cash interest charges and recurring capital expenditures required to maintain and re-tenant our properties. Funds From Operations (“FFO”): As defined by NAREIT, net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. GAAP Rent: Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term. GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized. The difference between the cash rent and GAAP rent is commonly referred to as straight-line rental income. GAAP rent also includes amortization of lease incentives and real estate tax reimbursements. Gross Asset Value: The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company’s consolidated financial statements. Gross Investment: Original price paid for an asset plus capital improvements funded by LTC, without any deductions for depreciation or provision for credit losses. Gross Investment is commonly referred to as undepreciated book value. Independent Living Communities (“ILF”): Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also known as retirement communities or seniors apartments. Interest Income: Represents interest income from financing receivables, mortgage loans and other notes. Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at seniors housing and long-term care properties. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time. Memory Care Communities (“MC”): Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia. These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities. These facilities have staff available 24 hours a day to respond to the unique needs of their residents. Metropolitan Statistical Areas (“MSA”): Based on the U.S. Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population. MSAs 1 to 31 have a population of 19.8M – 2.2M. MSAs 32 to 100 have a population of 2.2M – 0.6M. MSAs greater than 100 have a population of 0.6M – 59K. Cities in a Micro-SA have a population of 223K – 12K. Cities not in a MSA has population of less than 100K. Mezzanine: Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects, value-add opportunities on existing operational properties, partnership buy-outs and recapitalization of equity. Security for mezzanine loans can include all or a portion of the following credit enhancements; secured second mortgage, pledge of equity interests and personal/corporate guarantees. Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon specifics of the loan terms and related credit enhancements. Micropolitan Statistical Areas (“Micro-SA”): Based on the U.S. Census Bureau, Micro-SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A micro area contains an urban core of at least 10,000 population. GLOSSARY I 27 GLOSSARY

2Q 2025 SUPPLEMENTAL REPORT Mortgage Loan: Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage. Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves. When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower. Net Real Estate Assets: Gross real estate investment less accumulated depreciation. Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”). NNN – Triple-net lease which requires the lessee to pay all taxes, insurance, maintenance and repair capital and non-capital expenditures and other costs necessary in the operations of the property. Non-cash Revenue: Straight-line rental income, amortization of lease inducement and effective interest. Non-cash Compensation Charges: Vesting expense relating to restricted stock and performance-based stock units. Normalized EBITDAR Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent. Management fees are imputed at 5% of revenues. Normalized EBITDARM Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent. Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time. Operator Financial Statements: Property level operator financial statements which are unaudited and have not been independently verified by us. Payor Source: LTC revenue by operator underlying payor source for the period presented. LTC is not a Medicaid or a Medicare recipient. Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage. Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us. Private Pay: Private pay includes private insurance, HMO, VA, and other payors. Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale). Real Estate Investments: Represents our investments in real property, financing receivables, mortgage loans receivable and other notes receivables. Rental Income: Represents GAAP rent generated by our owned properties under triple-net leases. RIDEA: Real Estate Investment Trust (REIT) Investment Diversification and Empowerment Act of 2007 Same Property Portfolio (“SPP”): Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio and the Prestige Healthcare mortgage loan portfolio. Our SPP is comprised of stabilized properties occupied and operated throughout the duration of the quarter-over-quarter comparison periods presented (excluding assets sold, assets held-for-sale and SHOP assets). Accordingly, a property must be occupied and stabilized or a minimum of 15 months to be included in our SPP. Each property transitioned to a new operator has been excluded from SPP and will be added back to SPP for the SPP reporting period ending 15 months after the date of the transition. Seniors Housing (“SH”): Consists of independent living, assisted living, and/or memory care properties. Seniors Housing Operating Portfolio (“SHOP”): Includes Seniors Housing properties generally structured to comply with RIDEA. SHOP Net Operating Income (“NOI”): The difference between Resident fees and services and Property operating expense line items on our Consolidated Statements of Income. Skilled Nursing Properties (“SNF”): Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs. Stabilized: Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e.g. 80% for SNFs and 90% for ALFs) and, as applicable, 12 months from the date of acquisition/lease transition or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service, or properties acquired in lease-up. Trailing Twelve Months NOI: For the owned portfolio under triple-net leases, rental income excluding real estate tax reimbursement, straight-line rent write-off and rental income from properties sold during the trailing twelve months. For the owned portfolio under our SHOP segment, represents SHOP NOI during the trailing twelve months. For owned properties accounted for as a financing receivables, mortgage loan receivables and notes receivables, NOI includes cash interest income and effective interest during the trailing twelve months and excludes loan payoffs during the trailing twelve months. For Unconsolidated JV, NOI includes income from our investments in joint ventures during the trailing twelve months. Under Development Properties (“UDP”): Development projects to construct seniors housing properties. GLOSSARY I 28 GLOSSARY

2Q 2025 SUPPLEMENTAL REPORT FORWARD-LOOKING STATEMENTS This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words. Examples of forward-looking statements include the Company’s 2025 full-year guidance and statements regarding the Company’s SHOP pipeline, anticipated growth, and future strategy. Forward- looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, our dependence on our operators for revenue and cash flow; government regulation of the health care industry; changes in federal, state, or local laws limiting REIT investments in the health care sector; federal and state health care cost containment measures including reductions in reimbursement from third-party payors such as Medicare and Medicaid; required regulatory approvals for operation of health care facilities; a failure to comply with federal, state, or local regulations for the operation of health care facilities; the adequacy of insurance coverage maintained by our operators; our reliance on a few major operators; our ability to renew leases or enter into favorable terms of renewals or new leases; the impact of inflation, operator financial or legal difficulties; the sufficiency of collateral securing mortgage loans; an impairment of our real estate investments; the relative illiquidity of our real estate investments; our ability to develop and complete construction projects; our ability to invest cash proceeds for health care properties; a failure to qualify as a REIT; our ability to grow if access to capital is limited; and a failure to maintain or increase our dividend. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our publicly available filings with the Securities and Exchange Commission. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. Although our management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved may differ materially from any forward-looking statements due to the risks and uncertainties of such statements. 29 Founded in 1992, LTC Properties, Inc. (NYSE: LTC) is a self-administered real estate investment trust (REIT) investing in seniors housing and health care properties primarily through RIDEA, triple-net leases, joint ventures and structured finance solutions including preferred equity and mezzanine lending. LTC’s portfolio encompasses Skilled Nursing Facilities (SNF) and Seniors Housing (SH) consisting of Assisted Living Communities (ALF), Independent Living Communities (ILF), Memory Care Communities (MC) and combinations thereof. Our main objective is to build and grow a diversified portfolio that creates and sustains shareholder value while providing our stockholders current distribution income. To meet this objective, we seek properties operated by regional operators, ideally offering upside and portfolio diversification (geographic, operator, property type and investment vehicle). For more information, visit www.LTCreit.com. FORWARD-LOOKING STATEMENTS AND NON-GAAP INFORMATION NON-GAAP INFORMATION This supplemental information contains certain non-GAAP information including EBITDAre, adjusted EBITDAre, FFO, FFO excluding non-recurring items, FAD, FAD excluding non-recurring items, adjusted interest coverage ratio, and adjusted fixed charges coverage ratio. A reconciliation of this non-GAAP information is provided on pages 20, 23, 24 and 25 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Filings” section of our website at www.LTCreit.com.